EXHIBIT 99.2: DECLARATIONS GRANTING OFFICER AUTHORITY

DECLARATION: GRANTING AN OFFICER OF

KLEINWORT BENSON INVESTORS DUBLIN LTD

AUTHORITY TO SIGN AND FILE THE REQUIRED DISCLOSURES WITH

THE SEC ON BEHALF OF

KLEINWORT BENSON GROUP LIMITED

IN RELATION TO THE FOLLOWING STOCK:

Tri-Tech Holding Inc.         TRIT US

Kleinwort Benson Group Ltd (“the entity”), hereby grants Noel O’Halloran an officer of Kleinwort Benson Investors Dublin Limited (Title: Executive Director and Chief Investment Officer of Kleinwort Benson Investors Dublin Limited), permission to sign on behalf of the aforementioned entity, relating to the filing of Securities Exchange Commission (SEC) forms, disclosing that;

•	the Kleinwort Benson Investors Dublin Ltd controlled holding in the aforementioned US listed security

•	Plus the holdings controlled by the aforementioned entity

Represents over 5% of the outstanding shares of that specific stock.

This permission relates to the above mentioned security, and only to the filing of reports in relation to:

•	Holding > 5% of shares outstanding — SEC SCHEDULE 13G .(Rule 13d-l02) [Information Statement Pursuant to Rules 13d-1 and 13d-2 Under the Securities Exchange Act of 1934]

•

Holding > 10% of shares outstanding — All additional SEC required filings, including but not limited to FORM 3 [Initial Statement Of Beneficial Ownership Of Securities Filed pursuant to Section 16(a) of the Securities Exchange Act of 1934], and including the obtaining of CIK codes, for access to the SEC EDGAR system for filing on behalf of the entity.

This permission shall terminate automatically on 29 February 2012 (but such termination shall not affect the validity of anything done in accordance with this permission prior to that date).

Signed For

Kleinwort Benson Group Ltd

Authorised signatory

Dr. Rüdiger Schmid-Kühnhöfer

Managing Director

DECLARATION: GRANTING AN OFFICER OF

KLEINWORT BENSON INVESTORS DUBLIN LTD

AUTHORITY TO SIGN AND FILE THE REQUIRED DISCLOSURES WITH

THE SEC ON BEHALF OF

RHJI INTERNATIONAL SA

IN RELATION TO THE FOLLOWING STOCK:

Tri-Tech Holding Inc.         TRIT US

RHJI International SA (“the entity”), hereby grants Noel O’Halloran an officer of Kleinwort Benson Investors Dublin Limited (Title: Executive Director and Chief Investment Officer of Kleinwort Benson Investors Dublin Limited), permission to sign on behalf of the aforementioned entity, relating to the filing of Securities Exchange Commission (SEC) forms, disclosing that;

•	the Kleinwort Benson Investors Dublin Ltd controlled holding in the aforementioned US listed security

•	Plus the holdings controlled by the aforementioned entity

Represents over 5% of the outstanding shares of that specific stock.

This permission relates only to the above mentioned security, and only to the filing of reports in relation to:

•	Holding >5% of shares outstanding — SEC SCHEDULE 13G. (Rule 13d-102) [Information Statement Pursuant to Rules 13d-1 and 13d-2 Under the Securities Exchange Act of 1934]

•

Holding > 10% of shares outstanding — All additional SEC required filings, including but not limited to FORM 3 [Initial Statement Of Beneficial Ownership Of Securities Filed pursuant to Section 16(a) of the Securities Exchange Act of 1934], and including the obtaining of CIK codes, for access to the SEC EDGAR system for filing on behalf of the entity.

This permission shall terminate automatically on 29 February 2012 (but such termination shall not affect the validity of anything done in accordance with this permission prior to that date).

Signed For

RHJI International SA

Authorised signatory

Dr. Rüdiger Schmid-Kühnhöfer

Chief Operating Officer and General Counsel